UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2008

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang City, Jiangxi Province
                       China, 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: 86-0791-6669099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On October 28, 2008, AgFeed Industries, Inc. (the "Company"), through its operating subsidiary Guangxi Nanning Wanghua Hog Farm Co., Ltd. ("Nanning Wanghua"), completed the acquisition of all of the equity interest in a commercial producing hog farm located in the Guangxi Province, PRC for a negotiated purchase price of RMB7,850,000 (US$1,147,913.35 based on the exchange rate on October 28, 2008). On October 29, 2008, the Company, through Nanning Wanghua, completed the acquisition of all of the equity interest in a second commercial producing hog farm located in the Guangxi Province, PRC for a negotiated purchase price of RMB8,260,000 (US$1,207,777.20 based on the exchange rate on October 29, 2008). These farms have an aggregate annual hog production capability of approximately 29,000 hogs, with existing facilities for additional expansion.

There were no material relationships between any of the sellers in these transactions and the Company or any of the Company's affiliates, the Company's directors and officers, or any associates of the Company's directors and officers. The hog farms acquired by the Company are not deemed to be "related businesses" as that term is defined in Rule 3-05(a)(3) of Regulation S-X promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2008

AGFEED INDUSTRIES, INC.

By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer